Exhibit 5.1 Legal Opinion
Caterpillar Inc. 100 NE Adams Street Peoria, IL 61629- 6490
November 3, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	Caterpillar Inc.
Registration Statement on Form S-3

Ladies and Gentleman:

I am Corporate Counsel for Caterpillar Inc., a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and proposed issuance from time to time pursuant to Rule 415 under the Securities Act of: (i) one or more series of the Company’s debt securities (“Debt Securities”); (ii) shares of the Company’s common stock, par value $1.00 per share (“Common Stock”); (iii) shares of the Company’s preferred stock, par value $1.00 per share (“Preferred Stock”); (iv) warrants for purchase of the Company’s Common Stock and Debt Securities (“Warrants”); and (v) any combination of Debt Securities, Common Stock, Preferred Stock and Warrants, collectively referred to herein as “Securities.”

I have examined originals or copies of such records of the Company and such other documents as I have deemed relevant and necessary as the basis for the opinions set forth below.  In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies.

Based upon and subject to the foregoing and in reliance thereon, and assuming that: (a) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (c) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (d) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (e) none of the terms of any of the Securities to be established subsequent to the date hereof, nor the issuance and delivery of any such Securities, nor the compliance by the Company with the terms of any such Securities will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; (f) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (g) all corporate action required to be taken by the Company to duly authorize each proposed issuance of Securities shall have been completed, I am of the opinion that the Securities will be legal, valid, and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally, (ii) the limitations that the enforceability thereof may be subject to certain equitable defenses and to the discretion of the court before which a proceeding may be brought, including traditional equitable defenses such as waiver, laches, good faith and fair dealing, reasonableness, materiality of the breach, impracticability or impossibility of performance and the affect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the obligor thereunder and (iii) the possible unenforceability under certain circumstances of provisions providing for indemnifications, exculpations or contributions that are contrary to public policy.

My opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and I express no opinion as to the laws of any other jurisdiction.  I assume no obligation to revise or supplement my opinion should the present laws, or the interpretation thereof, be changed in respect of any circumstances or events that occur subsequent to the date hereof.

I hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement and the reference to me under the caption “Legal Opinions.”  In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Joseph H. Currin
Joseph H. Currin
Corporate Counsel